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EXHIBIT 10.1.4

                        FIRST INTERNATIONAL BANCORP, INC.
                               280 TRUMBULL STREET
                           HARTFORD, CONNECTICUT 06130


                          Dated as of January 24, 2001


Mr. Brett N. Silvers
Ms. Nancy W. Silvers
61 Ledyard Road
West Hartford, CT 06117

Dear Brett and Nancy:

         The undersigned First International Bancorp, Inc., a Delaware corporation (the "Company") agrees with you as follows:

         1.       RECITALS.

                  1.1. On or about March 31, 1999, Brett N. Silvers ("Silvers") purchased from the Company, and the Company issued to Silvers, 200,000 shares (the "Shares") of common stock, par value $0.01 per share of the Company (the "Common Stock"), at a purchase price of $10.00 per share. As payment of the purchase price for the Shares, Silvers delivered to the Company $20,000 in cash and a promissory note in the amount of $1,980,000 (the "Note"). Principal and interest on the Note are due on April 1, 2002. To secure the payment of the Note, Silvers pledged the Shares to the Company pursuant to the terms of a Stock Pledge Agreement, dated March 31, 1999 (the "Pledge Agreement") between Silvers and the Company. On April 1, 1999, Silvers transferred the Shares (subject to the Pledge Agreement) by gift to his spouse, Nancy W. Silvers ("Seller"). As of the date hereof, the outstanding principal on the Note is $1,980,000, and the amount of accrued interest on the Note is $239,736 (together, the "Note Balance").

                  1.2. On January 15, 2001, the Company entered into an
Agreement and Plan of Merger (the "Merger Agreement") with United Parcel
Service, Inc. ("UPS") and Stag Merger Company, Inc. ("Merger Sub"), pursuant to which, at the effective time of the transactions contemplated by the Merger Agreement, Merger Sub will be merged (the "Merger") with and into the Company, with the Company becoming a wholly-owned subsidiary of UPS.
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                  1.3. Notwithstanding the fact that the Note Balance is not due until April 1, 2002, the Merger Agreement requires, as a condition to UPS' obligation to consummate the Merger, that the Company cause the Note to be retired prior to the closing of the Merger.

                  1.4. At the meeting of the Company's Board of Directors (the "Board") held on January 15, 2001, at which the Merger and the other transactions contemplated by the Merger Agreement were approved by the Board, the Board also authorized the Company to repurchase from Seller at such time as Seller shall request of the Company, at the closing price of the Common Stock on the trading day immediately prior to such purchase, certain shares of Common Stock held by Seller, including the Shares, and apply the purchase price from such sale to the repayment of the Note Balance.

                  1.5. By letter dated January 24, 2001, a copy of which is attached hereto as Exhibit A, Seller requested that the Company purchase from Seller 241,600 shares of Common Stock, including the Shares, at $9.1875 per share, which price per share is the same as the closing price of the Common Stock on the NASDAQ National Market System on January 23, 2001, the trading day immediately preceding Seller's letter. In addition, such letter also requests that the Company apply the proceeds of the purchase of such shares to the repayment of the Note Balance.

         2.       PURCHASE AND SALE OF SHARES.

                  2.1. PURCHASE AND SALE OF SHARES. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 3.1), the Company shall purchase from Seller, and Seller shall sell to the Company, at the Per Share Purchase Price (as defined in Section 2.2 hereof), 241,600 shares of Common Stock held by Seller, including the Shares (the "Purchased Shares"). The purchase of the Purchased Shares by the Company, and the sale of the Purchased Shares by Seller is hereinafter referred to as, the "Sale."

                  2.2. PURCHASE PRICE. In consideration for the sale of the Purchased Shares pursuant to Section 2.1 hereof, the Company shall pay to Seller, in the manner provided for in Section 2.3 hereof, for each Share, a per Share price of $9.1875 (the "Per Share Price"), which Per Share Price is the same as the closing price of the Common Stock on the NASDAQ National Market System on January 23, 2001, the trading day immediately preceding Seller's letter, for an aggregate purchase price for all Purchased Shares of $2,219,700 (the "Aggregate Purchase Price").

                  2.3. APPLICATION OF PURCHASE PRICE; CANCELLATION OF NOTE. The Company shall not pay the Aggregate Purchase Price to Seller, rather, at the request of Seller, the Company shall apply the Aggregate Purchase Price to the repayment of the Note Balance. Upon delivery by Silvers of the amount required pursuant to Section
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3.2.2(b) hereof, together with the application of the Aggregate Purchase Price to the repayment of the Note Balance as provided herein, the Company hereby acknowledges and agrees (a) that the entire Note Balance shall have been repaid in full, (b) to cancel the Note, and (c) that the Pledge Agreement shall be terminated and be of no further force and effect.

         3.       CLOSING.

                  3.1. THE CLOSING. The Sale shall take place at a closing (the "Closing") to be held on January 29, 2001 at the offices of the Company. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                  3.2. DELIVERIES AT CLOSING.

                           3.2.1. DELIVERIES AT CLOSING BY THE COMPANY. At the Closing, the Company shall deliver to Silvers the Note cancelled in accordance with its terms.

                           3.2.2. DELIVERIES AT CLOSING BY SELLERS AND SILVERS. At the Closing, (a) Seller shall deliver to the Company all stock certificates representing the Purchased Shares and (b) Silvers shall deliver to the Company a check in the amount of $36.00, representing the difference between the Note Balance and the Aggregate Purchase Price. To the extent that Seller delivers to the Company stock certificates representing shares of Common Stock in excess of the Purchased Shares, the Company will cause to be issued to Seller or her designee a stock certificate representing such excess shares.

         4. ACKNOWLEDGEMENT. Each of the parties hereto hereby acknowledges and agrees that, effective upon the Closing, in consideration of, and conditioned upon, the application of the Aggregate Purchase Price to the repayment of the Note Balance and the payment by Silvers set forth in Section 3.2.2(b) hereof, all of the respective obligations of each of the parties hereto under the Note and the Pledge Agreement shall have been satisfied in full.

         5. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. No party hereto shall assign this Agreement without the consent of the other parties hereto.
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         7.       COUNTERPARTS. This Agreement may be executed in separate
counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

         8. AMENDMENT AND WAIVER. No modification, amendment or waiver of any provision of this Agreement will be effective against any party hereto unless such modification, amendment or waiver is approved in writing by each party hereto. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         9. GOVERNING LAW; VENUE. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF CONNECTICUT (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW). Each of the parties hereto irrevocably consents to the jurisdiction of any state or federal court in the STATE OF CONNECTICUT with respect to the subject matter arising out of this Agreement and hereby irrevocably agrees that all claims in respect OF such action or proceeding may be heard and determined in such state or federal court. each of the parties hereto further irrevocably waives any objection which it may have at any time to the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in such federal or state court.

         10. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

         11. FURTHER ASSURANCES. Each party hereto agrees to execute such further documents as any other party hereto may reasonably request in order to give effect to this Agreement and to carry out and evidence the transactions contemplated hereby.
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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first set forth above.

                                    FIRST INTERNATIONAL BANCORP, INC.



                                    By:  /s/ Arnold L. Chase
                                       ----------------------------------------
                                    Name:  Arnold L. Chase
                                    Title:    Director



                                    By:  /s/ Cheryl A. Chase
                                       ----------------------------------------
                                    Name:  Cheryl A. Chase
                                    Title:    Director


                                    By:  /s/ Leslie A. Galbraith
                                       ----------------------------------------
                                    Name:  Leslie A. Galbraith
                                    Title:    Executive Vice President




                                    BRETT N. SILVERS


                                      /s/ Brett N. Silvers
                                    -------------------------------------------

                                    NANCY W. SILVERS


                                      /s/ Nancy W. Silvers
                                    -------------------------------------------